                                   EXHIBIT 4.1

         Option Assumption Agreement Between First Sterling Banks, Inc. and Option Holders in the Georgia Bancshares, Inc. Directors Stock Option Plan and the Georgia Bancshares, Inc. Employee Incentive
                                Stock Option Plan




                                                                  10 of 43 Pages

                           OPTION ASSUMPTION AGREEMENT

         Pursuant to and in accordance with the terms and provisions of Section
2.3 of that certain Merger Agreement (the "Merger Agreement") dated December 30, 1998, between First Sterling Banks, Inc. ("FSLB") and Georgia Bancshares, Inc. ("GABS"), each GABS Option (as defined in the Merger Agreement and as set forth on Schedule 1 hereto) and the GABS Stock Option Plans, copies of which are attached hereto as Schedules 2.1 and 2.2, are hereby assumed by FSLB in accordance with the terms of the particular GABS Stock Option Plan under which such GABS Options were issued and the stock option agreement by which such GABS Options are evidenced. As provided in the Merger Agreement, from and after the time that the Merger is consummated, (i) each GABS Option assumed by FSLB may be exercised solely for FSLB Stock, (ii) the number of shares of FSLB Stock (as defined in the Merger Agreement) subject to each GABS Option shall be equal to the number of GABS Stock subject to such GABS Option immediately prior to the time of consummation of the Merger, and (iii) the per share exercise price under each such GABS Option shall be equal to the exercise price of such GABS Option immediately prior to the time of the consummation of the Merger.

         Each undersigned holder of GABS Options acknowledges and agrees that the number of shares of FSLB Stock subject to the GABS Options of such holder assumed hereunder and the per share exercise price applicable thereto are as set forth on Schedule 1 hereto.

         Dated effective as of the 23rd day of April, 1999.

                             FIRST STERLING BANKS, INC.



                             By:/s/ Edward C. Milligan
                                ------------------------------------------------
                                        Edward C. Milligan
                                        Chairman, President and CEO

                                OPTION HOLDERS


                                /s/ Eugene Argo
                                ------------------------------------------------
                                Eugene Argo

                                /s/ James Armstrong
                                ------------------------------------------------
                                James Armstrong


                       [Signatures Continue on Next Page]


                                                                  11 of 43 Pages

                         [Continued From Preceding Page]

                                /s/ Thomas Carnes
                                ------------------------------------------------
                                Thomas Carnes

                                /s/ Jerome Merlin By Sylvia J. Merlin, Executrix
                                ------------------------------------------------
                                Jerome Merlin

                                /s/ Dean T. Teusaw
                                ------------------------------------------------
                                Dean T. Teusaw

                                /S/ Ted A. Murphy
                                ------------------------------------------------
                                Ted A. Murphy

                                /s/ Hugh Norton
                                ------------------------------------------------
                                Hugh Norton

                                /s/ Buddy Pittard
                                ------------------------------------------------
                                Buddy Pittard

                                /s/ David L. Edgar
                                ------------------------------------------------
                                David L. Edgar

                                /s/ William Scott Hudgins
                                ------------------------------------------------
                                William Scott Hudgins

                                /s/ Tena S. Jones
                                ------------------------------------------------
                                Tena S. Jones

                                /s/ Gloria Danley
                                ------------------------------------------------
                                Gloria Danley




                       [Signatures Continue on Next Page]







                                                                  12 of 43 Pages

                         [Continued From Preceding Page]


                                /s/ Rodney Torbush
                                ------------------------------------------------
                                Rodney Torbush

                                /s/ John Regan
                                ------------------------------------------------
                                John Regan

                                /s/ Helen Morgan
                                ------------------------------------------------
                                Helen Morgan

                                /s/ Terence Lewis
                                ------------------------------------------------
                                Terence Lewis

                                /s/ Alice Conklin
                                ------------------------------------------------
                                Alice Conklin

                                /s/ Alice Ojwang
                                ------------------------------------------------
                                Alice Ojwang

                                /s/ Annette M. Raymond
                                ------------------------------------------------
                                Annette M. Raymond

                                /s/ Bobbie Lynn Wright
                                ------------------------------------------------
                                Bobbie Lynn Wright

                                /s/ Cathy Johnson
                                ------------------------------------------------
                                Cathy Johnson





                       [Signatures Continue on Next Page]







                                                                  13 of 43 Pages

                         [Continued From Preceding Page]


                                /s/ Debra Okun
                                ------------------------------------------------
                                Debra Okun

                                /s/ Elizabeth Woodruff
                                ------------------------------------------------
                                Elizabeth Woodruff

                                /s/ Gerald P. Lumus
                                ------------------------------------------------
                                Gerald P. Lumus

                                /s/ Judy Reyes
                                ------------------------------------------------
                                Judy Reyes

                                /s/ Raymond E. Cain
                                ------------------------------------------------
                                Raymond E. Cain

                                /s/ Sophia Willis
                                ------------------------------------------------
                                Sophia Willis





                                                                  14 of 43 Pages

                                   SCHEDULE 1


                                                                  15 of 43 Pages

                              STOCK OPTIONS ASSUMED






                                                      NUMBER OF           OPTION EXERCISE
                                                        SHARES                 PRICE
                                                      (PRE- AND         (PER SHARE PRE- AND
                                       DATE          POST MERGER)           POST-MERGER)
                                      ISSUED                                                       EXPIRES
DIRECTORS STOCK OPTION
PLAN:

EUGENE ARGO                           6/1/96            2,038                   3.92               6/1/06
JAMES ARMSTRONG                       6/1/96            2,038                   3.92               6/1/06
THOMAS CARNES                         6/1/96            2,038                   3.92               6/1/06
JEROME MERLIN                         6/1/96            2,038                   3.92               6/1/06
DEAN T. TEUSAW                        6/1/96            2,038                   3.92               6/1/06
TED MURPHY                            6/1/96            2,038                   3.92               6/1/06
HUGH NORTON                           6/1/96            2,038                   3.92               6/1/06
EUGENE ARGO                           6/1/97            2,038                   4.17               6/1/07
JAMES ARMSTRONG                       6/1/97            2,038                   4.17               6/1/07
THOMAS CARNES                         6/1/97            2,038                   4.17               6/1/07
DEAN T. TEUSAW                        6/1/97            2,038                   4.17               6/1/07
TED MURPHY                            6/1/97            2,038                   4.17               6/1/07
HUGH NORTON                           6/1/97            2,038                   4.17               6/1/07
EUGENE ARGO                           6/1/98            2,038                   4.55               6/1/08
JAMES ARMSTRONG                       6/1/98            2,038                   4.55               6/1/08
THOMAS CARNES                         6/1/98            2,038                   4.55               6/1/08
TED MURPHY                            6/1/98            2,038                   4.55               6/1/08
HUGH NORTON                           6/1/98            2,038                   4.55               6/1/08
BUDDY PITTARD                         6/1/98            2,038                   4.55               6/1/08
DEAN T. TEUSAW                        6/1/98            2,038                   4.55               6/1/08

GABS EMPLOYEE INCENTIVE
STOCK OPTION PLAN:

TED A. MURPHY                         6/1/97            1,250                   5.00               6/1/07
DAVID L. EDGAR                        6/1/97             563                    5.00               6/1/07
WILLIAM SCOTT HUDGINS                 6/1/97             425                    5.00               6/1/07
TENA S. JONES                         6/1/97             350                    5.00               6/1/07
GLORIA DANLEY                         6/1/97             250                    5.00               6/1/07
RODNEY TORBUSH                        6/1/97             188                    5.00               6/1/07
JOHN REGAN                            6/1/98             125                    7.40               6/1/08
DAVID L. EDGAR                        6/1/98             575                    7.40               6/1/08



                                                                  16 of 43 Pages


                                                      NUMBER OF           OPTION EXERCISE
                                                        SHARES                 PRICE
                                                      (PRE- AND         (PER SHARE PRE- AND
                                       DATE          POST MERGER)           POST-MERGER)
                                      ISSUED                                                       EXPIRES
HELEN MORGAN                          6/1/98             125                    7.40               6/1/08
TERENCE LEWIS                         6/1/98             250                    7.40               6/1/08
WILLIAM SCOTT HUDGINS                 6/1/98             325                    7.40               6/1/08
TENA S. JONES                         6/1/98             375                    7.40               6/1/08
TED A. MURPHY                         6/1/98            1,250                   7.40               6/1/08
ALICE CONKLIN                         6/1/98             250                    7.40               6/1/08
ALICE OJWANG                          6/1/98             125                    7.40               6/1/08
ANNETTE M. RAYMOND                    6/1/98             125                    7.40               6/1/08
BOBBIE LYNN WRIGHT                    6/1/98              75                    7.40               6/1/08
CATHY JOHNSON                         6/1/98             125                    7.40               6/1/08
DEBRA OKUN                            6/1/98              75                    7.40               6/1/08
ELIZABETH WOODRUFF                    6/1/98              75                    7.40               6/1/08
GERALD P. LUMUS                       6/1/98              75                    7.40               6/1/08
GLORIA DANLEY                         6/1/98             200                    7.40               6/1/08
JUDY REYES                            6/1/98             125                    7.40               6/1/08
RAYMOND E. CAIN                       6/1/98              75                    7.40               6/1/08
RODNEY TORBUSH                        6/1/98             200                    7.40               6/1/08
SOPHIA WILLIS                         6/1/98              75                    7.40               6/1/08

TOTAL                                                   48,411




                                                                  17 of 43 Pages

                                  SCHEDULE 2.1




                                                                  18 of 43 Pages

                            GEORGIA BANCSHARES, INC.

                           DIRECTORS STOCK OPTION PLAN

1.       PURPOSE.

         This Directors Stock Option Plan (the "Plan") of Georgia Bancshares, Inc. (the "Company ") is intended to promote the best interests of the Company and its shareholders by rewarding long-term and continued active service of the members of the Board of Directors (the "Board") of the Company. Unless otherwise indicated by the context herein, reference to the "Company" includes the Company and its subsidiaries.

2.       EFFECTIVE DATE AND TERM OF PLAN.

         The Plan shall become effective upon such date as it may be approved by the shareholders of the Company and shall remain in effect for seven years from the date on which it is so approved or until termination by the Board, whichever occurs first.

3.       ADMINISTRATION OF THE PLAN.

         (a) The Plan shall be administered by the Board and, subject to the provisions of this Plan, the Board shall have full and final authority to interpret the Plan, adopt, amend and rescind rules and regulations relating to the Plan, and make all other determinations and take all other actions necessary and advisable for the administration of the Plan.

         (b) The Board shall act by a majority of its members then in office. Decisions and determinations of the Board on all matters relating to the Plan shall be in its sole discretion and shall be conclusive. No member of the Board shall be liable for any action taken or decision made in good faith relating to this Plan or any grant hereunder.

4.       STOCK SUBJECT TO THE PLAN.

         There are authorized for issuance and delivery by exercise of options to be granted under the Plan an aggregate of 40,000 shares of the Company's common stock (the "Common Stock"), subject to adjustment as provided in this Plan. If any option issued under this Plan shall expire, terminate or be canceled for any reason prior to its exercise in full, then the shares of Common Stock subject to such option shall be added to the shares of Common Stock otherwise available for issuance pursuant to the exercise of options under the Plan.



                                                                  19 of 43 Pages

5.       TERMS AND CONDITIONS OF STOCK OPTIONS.

         Each option granted under the Plan shall be evidenced by an option agreement in such form, not inconsistent with this Plan, as the Board shall approve from time to time, which option agreement shall comply with and be subject to the following terms and conditions.

         (a) ELIGIBILITY. All directors of the Company are eligible to receive options under the Plan.

         (b) ANNUAL OPTION GRANTS. Commencing on June 1, 1996, and annually thereafter on such date during the term of this Plan, each director who attended, during the previous fiscal year, at least 75% of the meetings of the Company's Board and committees for which such director was a member (unless a majority of the entire Board of Directors determines to excuse for good cause such lack of attendance), shall be granted on such date an option to purchase 815 shares of Common Stock (or such pro rata number of shares as remain available under this Plan, if less than 815) for such Board service. Notwithstanding the foregoing, these options may be relinquished for the previous year upon the vote of two-thirds of the entire Board of Directors.

         (c) OPTION EXERCISE PRICE. The option exercise price for each option granted under the Plan shall be the book value per share as of December 31 of the fiscal year for which the option was granted. "Book Value" for purposes of this Plan shall be determined by the Company's independent certified public accountants and such calculations shall be deemed conclusive for purposes of this Plan.

         (d) EXERCISE OF OPTION. Options may be exercised only by written notice to the Company, accompanied by payment, in cash or check payable to the Company, of the full exercise price for the shares as to which they are exercised.

         (e) TERM. An option granted under the Plan shall not be exercisable after the expiration of ten years from the date of grant.

         (f) TERMINATION OF SERVICE. The options granted under this Plan shall not be subject to earlier termination in the event of the cessation for any reason of a recipient's service on the Board.

         (g) NONTRANSFERABILITY. An option granted under this Plan shall be transferable only by will or by applicable laws of descent and distribution and during a recipient's lifetime shall be exercisable only by the recipient to whom the option is granted. Except as permitted by the preceding sentence, each option granted under this Plan shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and the option shall not be subject to execution, attachment or civil process. Any attempt to


                                                                  20 of 43 Pages
                  transfer, assign, pledge, hypothecate or otherwise dispose of any option contrary to the provisions of the Plan or upon the levy or any attachment or similar process upon such option, the option shall immediately become null and void. No shares obtained upon the exercise of an option may be sold or otherwise disposed of prior to six months after the date the respective option is granted.

         (h) Each option agreement may contain such other terms and conditions not inconsistent with the provisions of the Plan as the Board may deem appropriate from time to time.

6.       STOCK ADJUSTMENTS; CHANGES IN CAPITALIZATION.

         In the event the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities or if additional shares or other property (other than ordinary cash dividends) are distributed with respect to the shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, dividend, stock split, reverse stock split, spin off, split off or other distribution with respect to such shares of Common Stock, or other securities, an appropriate and proportionate adjustment shall be made in (i) the maximum number and kind of shares of Common Stock reserved for issuance under the Plan,
(ii) the number and kind of shares or other securities subject to the then outstanding options under the Plan, and (iii) the price for each share subject to any then outstanding options of the Plan. No fractional shares will be issued under the Plan on account of any such adjustment.

7.       CHANGE IN CONTROL.

         Notwithstanding the provisions of Section 5(b) of this Plan, if there occurs a "Change in Control," as hereinafter defined, there shall be granted to each member of the Board of Directors who was in office after the most recent meeting of shareholders at which directors were elected that preceded such Change in Control and who was not thereafter removed from the Board for cause an option exercisable with respect to each such director's pro rata share of any remaining Common Stock not subject to previously granted options under the Plan, I.E., each such director shall be deemed to have been granted an option to purchase an amount of shares of Common Stock equal to the remaining shares of Common Stock available for option under the terms of this Plan divided by the number of directors serving on the Board at the time rounded downward to the closest whole number of shares. Further, notwithstanding any provisions of this Plan to the contrary or the provisions of any outstanding option agreement regarding exercisability, each of the options deemed to be granted hereunder and each outstanding option granted previously under the Plan shall become exercisable immediately in full for the aggregate number of shares covered thereby in the event of a Change in Control. The grant of options pursuant to this Section 7 may be cancelled or conditioned by the affirmative vote or written consent of a majority of the members of the Board of Directors who were in office after the most recent meeting of shareholders at which directors were elected that preceded the respective Change in Control and who were not thereafter removed from the Board for cause. For the purposes of this Section 7, the term "Change of Control" shall mean any event


                                                                  21 of 43 Pages
whereby (i) the Board (or, if the approval of the Board is not required as a matter of law, the shareholders of the Company) shall approve (a) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted to cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Company, or (c) the adoption of a plan or proposal for the liquidation or dissolution of the Company, or (ii) any person (as such term is defined in Section 13(d) of the Securities Exchange Act of 1934), corporation or other entity other than the Company shall make a tender offer or exchange offer to acquire any Common Stock (or securities convertible into Common Stock) for cash, securities or any other consideration; provided, that after consummation of such offer, the person, corporation or other entity in question would be the "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934), directly or indirectly, of 25% or more of the outstanding Common Stock (calculated as provided in Rule 13d-3(d) in the case of rights to acquire Common Stock), or
(iii) in the opinion of the Board of Directors such event is likely to lead to changes in control of the ownership of Common Stock. Upon the occurrence of a Change in Control, and the Board's direction to immediately grant options, the Company shall furnish each option recipient of the deemed grant of options pursuant to this Section 7 and to each recipient of previously granted options a notice setting forth the nature of the Change in Control and the requirement that each holder of an option purchase, within ten days from actual receipt of such notice, all or any portion of the shares of Common Stock which are subject to his or her option pursuant to the other terms and conditions hereof, and any such option that remains unexercised, whether deemed to be granted under this
Section 7 or previously outstanding, shall terminate as to any balance remaining of unacquired shares as of the eleventh day from the date of such actual receipt of notice.

8.       LIMITATION OF RIGHTS.

         (a) NO RIGHT TO CONTINUE AS A DIRECTOR. Neither the Plan, nor the granting of any options, nor any other action taken pursuant to the Plan, shall constitute evidence of any agreement or understanding, express or implied, that the Company will retain a recipient as a director for any period of time, or at any particular rate of compensation.

         (b) NO STOCKHOLDER'S RIGHTS FOR OPTIONS. The holder of any options granted under the Plan shall have no rights as a stockholder with respect to the shares of Common Stock covered by such options until the date of the issuance to such holder of a stock certificate therefor, and no adjustment shall be made for dividends or other rights for which the record date is prior to the date such certificate is issued.



                                                                  22 of 43 Pages

9.       WITHHOLDING TAXES.

         Whatever shares of Common Stock are to be issued and delivered under the Plan, the Board shall have the right, at or prior to the delivery of any certificate or certificates for such shares, to require the recipient to remit to the Company, in the form of cash or check payable to the order of the Company, an amount sufficient to satisfy withholding requirements with respect to federal, state and local income and employment taxes.

10.      AMENDMENT, MODIFICATION AND TERMINATION.

         The Board at any time may terminate and in any respect amend or modify the Plan; provided, however, that no action by the Board, without approval of the Company's shareholders may (except as otherwise provided in Section 6 hereof), (i) increase the total number of shares of Common Stock available under the Plan in the aggregate, (ii) extend the period during which any option may be exercised, (iii) extend the term of the Plan, (iv) change the option price or
(v) alter the class of persons eligible to receive options under the Plan. No amendment, modification or termination of the Plan shall in any manner adversely affect the rights of any recipient with respect to any option previously granted.

11.      NOTICES.

         All notices or other communications hereunder must be in writing and will be deemed given on the date delivered if delivered in person, or on the third business day after mailed by depositing the same postage prepaid in a post office addressed to the Company at its principal office and to any other person at their last known address furnished to the Company.



                                                                  23 of 43 Pages

                                  SCHEDULE 2.2


                                                                  24 of 43 Pages

                            GEORGIA BANCSHARES, INC.
                      EMPLOYEE INCENTIVE STOCK OPTION PLAN


                  1.  PURPOSE OF THE PLAN.

                  This Employee Incentive Stock Option Plan (the "Plan") for GEORGIA BANCSHARES, INC. (the "Company") is intended to encourage valued employees of the Company to develop a proprietary interest in the success of the Company, and to attract and retain such employees of the Company. Unless otherwise indicated by the context, reference to the "Company" includes the Company and any subsidiary.

                  2.  ADMINISTRATION OF THE PLAN.

                  2.1 The Board of Directors shall appoint a Stock Option Plan Committee (the "Committee") which shall administer the Plan. The Committee shall consist of not less than three (3) members of the Board of Directors; provided, however, that each member of the Committee shall not at any time within one year prior to his service as an administrator of the Plan or during such service have received a grant or award of equity securities pursuant to the Plan.

                  Subject to the provisions of this Plan, the Committee shall have full authority, in its discretion: (i) to determine from the eligible employees of the Company and any subsidiary those employees to whom options will be granted; (ii) to determine when such options shall be granted; (iii) to determine the option price of the shares subject to each option, which price shall not be less than the minimum specified in Section 6 hereof; (iv) to determine when each option shall become exercisable and the duration of the exercise period; and (v) to interpret the Plan and to prescribe, and rescind rules and regulations relating to it.

                  2.2 Determinations or interpretations by the Committee of any provisions of the Plan, or of any option granted under it, shall be final. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

                  3.  TYPES OF OPTIONS.

                  The options granted under this Plan to any eligible person may be either "Incentive Stock Options", as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or "Nonqualified Stock Options", which are not Incentive Stock Options. The options granted under this Plan shall be designated as either Incentive Stock Options or Nonqualified Stock Options.



                                                                  25 of 43 Pages

                  4. ELIGIBILITY.

                  4.1 All regularly employed employees of the Company or any subsidiary (as defined in Code Section 424(f)), including officers and directors who are such employees, shall be eligible to participate in this Plan.

                  4.2 No option may be granted to any employee who owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any subsidiary, unless the option price is fixed and not less than 110 % of the fair market value of the stock, subject to the option at the time such option is granted, and, notwithstanding the provisions of Section 7 hereof, the exercise period is limited to not more then five (5) years from the date such option is granted. For purposes of the immediately preceding sentence, a person shall be considered as owning the stock owned directly or indirectly by or for his brothers and sisters, whether by the whole or half blood, spouse, ancestors, and lineal descendants; and the stock owned directly or indirectly by a corporation, partnership, estate or trust shall be considered as being owned proportionately by its shareholders, partners, or beneficiaries.

                  4.3 The aggregate fair market value (determined as of the time the option is granted) of the common stock with respect to which Incentive Stock Options are exercisable for the first time by any employee during any calendar year shall not exceed $100,000.

                  5.  STOCK SUBJECT TO THE PLAN.

                  The stock subject to the options granted under the Plan shall be shares of the Company's common stock which are authorized but unissued or reacquired by the Company, or any authorized but unissued or reacquired shares into which such shares of common stock are exchanged, reclassified or converted. Subject to adjustment as provided in Section 13 hereof, the aggregate number of shares for which options may be granted under the Plan shall not exceed Forty Thousand (40,000). However, any shares subject to option under the Plan, which option for any reason expires or is terminated unexercised as to such shares, may again be subject to an option under the Plan.

                  6.  OPTION PRICE.

                  6.1 The exercise price for each option granted under this Plan shall be determined by the Committee at the time the option is granted, but in no event shall such exercise price be less than 100% of the fair market value of the Company's common stock on the date of grant.

                  6.2 If the stock is listed on an established stock exchange on the date any option is granted, the fair market value of the stock on that date shall be deemed to be the mean between the highest and lowest quoted selling prices of the stock on such stock exchange on that date, or if no sale of the Company's stock shall have been made on any stock exchange on that date, on the next preceding day on which there was a sale of stock. If the stock is not listed on an established stock exchange on the date any


                                                                  26 of 43 Pages
option is granted, the fair market value of the stock on that date shall be deemed to be either (i) if the stock is not actively traded in the over-the-counter market, an amount arrived at by the Committee by applying any reasonable valuation method; or (ii) if the stock is actively traded in the over-the-counter market, the mean between dealer "bid" and "ask" closing prices of the stock in the over-the-counter market on that date as reported by the National Association of Securities Dealers Automated Quotation System.

                  7.  TERM OF THE OPTIONS.

                  The term of each option shall be determined by the Committee at the time the option is granted; provided, however, that no option shall be exercisable after the expiration of ten (10) years from the date of grant and all options shall be subject to earlier termination as hereinafter provided.

                  8.  EXERCISE OF OPTION.

                  The time at which or the event upon the happening of which each option granted hereunder becomes exercisable, in whole or in part, shall be determined by the Committee at the time the option is granted.

                  9.  DATE OF GRANT AND FORM OF AGREEMENT.

                  Each option granted under this Plan, unless otherwise specifically indicated, shall be granted as of the date of the Committee resolution granting the option. The Committee shall notify the recipient of the grant in writing delivered either in person or by certified mail. The notification shall serve as the option agreement and shall contain a summary of the essential terms and conditions of the Plan and a complete statement of the particular terms and conditions of the options represented thereby. Any inconsistencies between the terms of the Plan and the terms of the option agreement shall be governed by the terms of the Plan.

                  10.  MANNER OF EXERCISE.

                  10. 1 Any person electing to exercise, in whole or in part, any option granted under the Plan shall give written notice to the Company of his election and of the number of whole shares he has elected to purchase, such notice to be accompanied with payment in full.

                  10.2 Payment for shares being purchased pursuant to the exercise of an option shall be made in cash, by certified check, by shares of common stock of the Company or by a combination thereof. Any stock transferred to the Company under the exercise of an option shall be valued in the same manner as provided for in Section 6.2 hereof with the exception that the value shall be determined as of the date of exercise rather than the date the option is granted.



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                  10.3 The Company shall not be required to issue fractional shares in the exercise of any option granted under this Plan, and any fractional shares otherwise issuable on the exercise of any such option shall be disregarded.

                  11.  RESTRICTION ON TRANSFER.

                  Each option granted under this Plan shall be transferable only by will or pursuant to applicable laws of descent and distribution and during his lifetime shall be exercisable only by the employee to whom the option is granted. Except as permitted by the preceding sentence, the option granted under this Plan shall not be transferred, assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise) and the option shall not be subject to execution, attachment or similar process. Any attempt to transfer, assign, pledge, hypothecate, or otherwise dispose of any option contrary to the provisions of the Plan, or upon the levy or any attachment or similar process upon such option, the option shall immediately become null and void. In the event the employee is (a) directly or indirectly the beneficial owner of more than 10% of any class of any equity security of the Company, or (b) a director or officer of the Company, no shares obtained upon the exercise of an option may be sold or otherwise disposed of prior to six months after the date the respective option is granted.

                  12.  TERMINATION OF EMPLOYMENT.

                  12.1 If the employment of an employee with the Company or any subsidiary terminates for any reason other than death or disability, any options granted to the employee under this Plan which have not been exercised shall automatically terminate on the effective date of the employee's termination of employment; provided, however, the Committee reserves the right to grant, in writing, to an employee the right to exercise any options granted under this Plan for a period not to exceed ninety (90) days from the date of such termination, to the extent of the number of shares which were purchasable thereunder at the date of such termination. The transfer of an employee from the Company to any subsidiary or vice versa, or from one subsidiary to another subsidiary, shall not be deemed a termination of employment for purposes of the Plan.

                  12.2 In the event of the death of an employee, any option held by him at the time of the death shall become fully exercisable, shall be transferred as provided in his will or as determined by applicable laws of descent and distribution, and may be exercised, in whole or in part, by the estate of the employee, or any person that acquired the option by such bequest or inheritance from the employee, at any time or from time to time on or before the earlier of one year after the date of death or the expiration date prescribed in the option agreement. In the event that an employee becomes permanently and totally disabled (as determined by the Committee in its sole discretion), any option held by him on the date of disability (such date to be determined by the Committee in its sole discretion) shall become fully exercisable and may be exercised in whole or in part, by the employee or his duly appointed guardian or conservator at any time or from time to time, on or before the earlier of one year after the date of disability or the expiration date prescribed in the option agreement.


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                  13.  ADJUSTMENTS DUE TO CERTAIN EVENTS.

                  13. 1 In the event that there is a change in the common stock of the Company by reason of dividends paid in shares of common stock, combination or reclassification of shares, recapitalization, stock split, merger, consolidation or otherwise, the Committee shall make such adjustment, if any, as it may deem equitable in the number and kind of shares which may become subject to options to be granted under the Plan, in the number and kind of shares covered by options theretofore granted, or in the exercise price of shares covered by any such option.

                  13.2 Upon the complete liquidation of the Company, other than pursuant to a plan of reorganization, any unexercised options granted under this Plan shall be canceled. In the event of the complete liquidation of any subsidiary employing the employee or in the event such subsidiary ceases to be a subsidiary, any unexercised part of any option granted shall be canceled unless the employee shall be become employed by the Company or another subsidiary concurrently with such event.

                  14.  CHANGE IN CONTROL.

                  Notwithstanding the provisions of the Plan or the provisions of any option agreement regarding exercisability of an option, the Company shall have the right, exercisable in its sole discretion by notice to employee, to require employee to purchase, within ten (10) days from the date of such notice, all or any portion of the shares which are subject to the option pursuant to the other terms and conditions hereof, and the option shall terminate as to any balance remaining of the shares as of the eleventh (1lth) day from the date of such notice, in the event (i) the Board (or, if the approval of the Board is not required as a matter of law, the shareholders of the Company) shall approve (a) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of common stock would be converted to cash, securities or other property, other than a merger of the Company in which the holders of common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Company, or (c) the adoption of a plan or proposal for the liquidation or dissolution of the Company, or (ii) any person (as such term is defined in Section 13(d) of the Securities Exchange Act of 1934), corporation or other entity other than the Company shall make a tender offer or exchange offer to acquire any common stock (or securities convertible into common stock) for cash, securities or any other consideration, provided that (a) at least a portion of such securities sought pursuant to the offer in question is acquired and (b) after consummation of such offer, the person, corporation or other entity in question is the "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934), directly or indirectly, of 50% or more of the outstanding common stock (calculated as provided in Rule 13d-3(d) in the case of rights to acquire common stock).



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                  15.  RIGHTS AS A STOCKHOLDER.

                  An employee shall not by reason of the Plan or any option granted pursuant to the Plan have any rights of a stockholder of the Company unless shares have been issued and a certificate therefor has been delivered to him. Nothing in the Plan or any option granted hereunder shall (i) confer upon any employee any right to continue in the employ of the Company or (ii) interfere in any way with the right of the Company to terminate the employment of any employee.

                  16.  LISTING AND REGISTRATION OF SHARES.

                  Each option shall be subject to the requirement that if at any time the Committee shall determine that the listing, registration, or qualification of the shares covered thereby upon any securities exchange or under any federal or state law or the consent or approval of any governmental regulatory body, is necessary or desirable as the condition of, or in connection with, the granting of any such option or the issue or purchase of shares thereunder, such option may not be exercised in whole or in part unless and until such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. In this regard, the Committee may impose such conditions upon the exercise of any option granted under the Plan as it may deem necessary or advisable to assure compliance with such laws, rules and regulations.

                  17.  AMENDMENT OR TERMINATION OF THE PLAN.

                  The Board of Directors may, without further stockholder approval, amend or discontinue this Plan at any time, provided that no unexercised option granted under this Plan may be altered or canceled, except in accordance with its terms or as otherwise provided in Section 13 hereunder, without the written consent of the participant to whom such option was granted; and further provided that without the approval of the stockholders, no amendment may (i) increase the maximum number of shares for which options may be granted under the Plan (except in accordance with Section 13 hereunder), (ii) permit the grant of options under the Plan after the expiration date of the Plan, (iii) change the designation of the class of employees eligible to receive options under the Plan, or (iv) materially increase the benefits accruing to eligible employees.

                  18.  TAX WITHHOLDING.

                  Whatever shares of common stock are to be issued and delivered under the Plan, the Board shall have the right, at or prior to the delivery of any certificate or certificates for such shares, to require the recipient to remit to the Company an amount sufficient to satisfy withholding requirements with respect to federal, state, and local income and employment taxes.



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                  19.  TERM OF THE PLAN.

                  This Plan shall become effective on the earlier of the date of its adoption by the Board of Directors of the Company or its approval by the stockholders of the Company. The Plan shall expire and no options shall be granted pursuant to the Plan after ten (10) years from the effective date of the Plan.

                  20.  STOCKHOLDER APPROVAL.

                  This Plan shall be submitted to the stockholders of the Company for their approval within twelve (12) months of its adoption by the Board of Directors. In the event that the stockholder approval is not obtained, any options theretofore and thereafter granted shall not be Incentive Stock Options.

                  21.  NOTICES.

                  All notices or other communications hereunder must be in writing and will be deemed given on the date delivered if delivered in person, or on the third business day after mailed by depositing the same postage prepaid in a post office addressed to the Company at its principal office and to any other person at their last known addressed furnished to the Company.

                  IN WITNESS WHEREOF, the Company has executed this instrument by its officers, duly authorized by its Board of Directors, and affixed its corporate seal this ____ day of ___________, 199__.

                                              GEORGIA BANCSHARES, INC.


                                              By:
                                                 -----------------------------
                                                 President

                                              Attest:
                                                     -------------------------
                                                      Secretary

                                                               [CORPORATE SEAL]






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